As filed with the Securities and Exchange Commission on October 7, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Valion Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-4016391
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1305 E. Houston Street, Building 1, Suite 311

San Antonio, TX 78205

(888) 276-6888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dean Zikria

Interim Chief Executive Officer

Valion Bio, Inc.

1305 E. Houston Street, Building 1, Suite 311

San Antonio, TX 78205

(888) 276-6888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Christopher L. Tinen, Esq.

Snell & Wilmer L.L.P.

3611 Valley Centre Drive, Suite 500

San Diego, CA 92130

(858) 910-4809

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale by us of up to $100,000,000 of shares of our common stock or preferred stock; debt securities; warrants to purchase our common stock, preferred stock or debt securities; subscription rights to purchase our common stock, preferred stock or debt securities; and/or units consisting of some or all of these securities, in any combination; and

•	a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of up to $5,000,000 of our common stock that may be issued and sold under the At The Market Offering Agreement with Rodman & Renshaw LLC, subject to the limitations set forth in General Instruction I.B.6 of Form S-3.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus other than the shares under the sales agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the sales agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The up to $5,000,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by us under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the U.S. Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 7, 2026

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

From time to time, we may offer up to $100,000,000 aggregate dollar amount of shares of our common stock or preferred stock; debt securities; warrants to purchase our common stock, preferred stock or debt securities; subscription rights to purchase our common stock, preferred stock or debt securities; and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus.

This prospectus describes the general manner in which those securities may be offered using this prospectus. Each time we offer securities, we will specify in an accompanying prospectus supplement and any related free writing prospectus the terms of securities offered and the offering thereof and may also add, update or change information contained in this prospectus.

As of October 7, 2026, the aggregate market value of our outstanding shares of common stock held by non-affiliates was approximately $15,085,817, which was calculated based on 1,946,557 shares of outstanding common stock held by non-affiliates, and a price per share of $7.75, the closing price of our common stock on August 11, 2026, which is the highest closing sale price of our common stock on The Nasdaq Capital Market within the prior 60 days of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. In the event that subsequent to the effective date of this registration statement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this registration statement.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on The Nasdaq Capital Market under the symbol “VBIO.” On October 5, 2026, the last reported sales price for our common stock on The Nasdaq Capital Market was $2.48 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 8 of this prospectus, as well as the risk factors included in the applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus and the applicable prospectus supplement, before investing in our securities.

The securities described in this prospectus may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions and details regarding over-allotment options, if any, will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to an aggregate dollar amount of $100,000,000, subject to any applicable limits prescribed by General Instruction I.B.6 of Form S-3. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We have provided to you in this prospectus a general description of the securities we may offer.

We may also add, update or change in a prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in such prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

In this prospectus, unless the context otherwise requires, the terms “Valion,” “Valion Bio,” the “Company,” “we,” “us,” and “our” refer to Valion Bio, Inc., a Delaware corporation.

Valion Bio, Inc., the Valion logo and other trademarks or service marks of Valion appearing in this prospectus are the property of Valion Bio, Inc. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

On August 31, 2026, the Company implemented a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-25. As a result of the reverse stock split, the total number of shares of common stock held by each stockholder of the Company were converted automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the reverse stock split divided by 25. No fractional shares were issued in connection with the reverse stock split, and any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share. Also, all options, warrants, preferred stock and other convertible securities of the Company outstanding immediately prior to the reverse stock split were adjusted in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities. There was no change to the par value, or authorized shares, of either the common stock or preferred stock, as a result of the reverse stock split. Unless otherwise indicated, all share and per share information in this prospectus is adjusted to reflect the effect of the reverse stock split. However, our annual report on Form 10-K for the year ended December 31, 2025, filed on March 30, 2026, and all other documents incorporated by reference into this prospectus that were filed prior to August 31, 2026, do not give effect to the reverse stock split.

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PROSPECTUS SUMMARY

This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Business Overview

Valion Bio, Inc. (formerly known as Tivic Health Systems, Inc.) (the “Company,” “we,” “us,” “our,” “Valion,” or “Valion Bio”) is a late-stage biopharmaceutical company whose lead program is Entolimod. Entolimod is a recombinant Toll-like Receptor 5 (TLR5) agonist with an extensive preclinical and clinical data package supporting development as a medical countermeasure (MCM) for Acute Radiation Syndrome (ARS) and its subsyndromes, as well as for adjunct therapy for oncology indications, such as neutropenia.

During fiscal year 2025, Valion executed a deliberate and material strategic transformation: pivoting from a diversified bioelectronic medical device company to a focused biopharmaceutical company built around the TLR5 agonist franchise. In addition to securing worldwide exclusive license rights and options to Entolimod and its second-generation compound, Entolasta, in February 2025, Valion established Velocity Bioworks in December 2025 as a subsidiary contract development and manufacturing organization (CDMO) that is expected to support both Valion and select third-party customers. At the same time, Valion exited the consumer healthtech business and suspended its prescription bioelectronic product development efforts in order to focus resources fully on Entolimod development.

The Company is now focused on (1) advancing Entolimod and its next generation compound Entolasta through regulatory approval for acute radiation syndrome and into government procurement and (2) expanding Entolimod’s designations into oncology-related conditions, including neutropenia, thrombocytopenia and general and specific mucositis.

Strategic Acquisition and the Biologics Program

A cornerstone of this transition was the execution of an exclusive worldwide licensing agreement with Statera Biopharma, Inc. This agreement added Entolimod, a late-stage TLR5 agonist, to our clinical pipeline. We further expanded this portfolio by exercising our option for an exclusive license to the neutropenia indication for both Entolimod and our second-generation, immune-optimized candidate, Entolasta.

These assets represent a high-value investment opportunity, having been the subject of over 40 clinical and preclinical trials supported by $140 million in prior capital, including $35.6 million in non-dilutive funding from the Department of Defense (DoD), DTRA, NASA, and the NIH. The FDA has recognized the clinical importance of Entolimod by granting it Fast Track and Orphan Drug designations for the prevention and treatment of ARS.

Regulatory Pathway and Clinical Objectives

Our immediate operational priority is the validation of the manufacturing process required for the submission of a Biologics License Application (“BLA”) to the FDA. While the BLA is our primary domestic objective, we are also exploring opportunities for the emergency use of Entolimod in select international markets prior to formal U.S. commercialization.

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Beyond ARS, we are leveraging our active IND application to initiate Phase 2 clinical studies targeting neutropenia and other oncology-related indications. Entolimod’s mechanism of action—activating the NF-κB pathway upstream of G-CSF—offers distinct therapeutic advantages. Clinical data (Krivokrysenko, et al., PLOS One, 2015) demonstrates that Entolimod not only stimulates hematopoiesis but also reduces apoptosis and accelerates tissue regeneration in the gastrointestinal tract. We believe these anti-apoptotic and prophylactic properties position our TLR5 agonists as compelling alternatives or adjunctive therapies to currently marketed G-CSF treatments.

Launch of Velocity Bioworks (CDMO)

In December 2025, the Company launched Velocity Bioworks, Inc., a wholly owned subsidiary operating as a CDMO. Velocity serves a dual strategic purpose: it de-risks our Entolimod commercialization plan by providing internal control over the manufacturing and validation timeline, and it creates a new vertical revenue opportunity by offering specialized services to external partners.

Velocity offers biomanufacturing development work, analytic support, and CGMP manufacturing capability. While we are in the early stages of market entry, this integrated model is designed to drive operational efficiencies and provide a path toward diversified profitability.

Reverse Stock Split

On August 31, 2026, the Company implemented a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-25. As a result of the reverse stock split, the total number of shares of common stock held by each stockholder of the Company were converted automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the reverse stock split divided by 25. No fractional shares were issued in connection with the reverse stock split, and any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share. Also, all options, warrants, preferred stock and other convertible securities of the Company outstanding immediately prior to the reverse stock split were adjusted in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities. There was no change to the par value, or authorized shares, of either the common stock or preferred stock, as a result of the reverse stock split. Unless otherwise indicated, all share and per share information in this prospectus is adjusted to reflect the effect of the reverse stock split. However, our annual report on Form 10-K for the year ended December 31, 2025, filed on March 30, 2026, and all other documents incorporated by reference into this prospectus that were filed prior to August 31, 2026, do not give effect to the reverse stock split.

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Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. As a result:

•	we are required to have only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operation in this prospectus;

•	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and financial statements (i.e., an auditor discussion and analysis) compliance with new or revised accounting standards until they are made applicable to private companies;

•	we are not required to engage an auditor to provide an attestation to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation; and

•	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say on pay,” “say on frequency” and “say on golden parachute arrangements.”

We may take advantage of these reduced reporting and other requirements until the earlier of (i) the last day of the first fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the last day of the first fiscal year in which we have total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and the registration statement of which this prospectus is a part, and we may elect to take advantage of other reduced reporting requirements in the future. As a result, the information that we provide to our stockholders may be different than, and not comparable to, information presented by other public reporting companies.

We are also a “smaller reporting company” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. We may be a smaller reporting company even after we are no longer an emerging growth company.

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Corporate Information

The Company was incorporated in California in September 2016 and reincorporated as a Delaware corporation in June 2021. Our principal executive offices are located at 1305 E. Houston St., Building 1, Suite 311, San Antonio, Texas 78205. Our telephone number is (888) 276-6888. Our website address is https://valionbio.com/. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

Where You Can Find More Information

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

The Securities We May Offer

With this prospectus, we may offer common stock; preferred stock; debt securities; warrants to purchase our common stock, preferred stock or debt securities; subscription rights to purchase our common stock, preferred stock or debt securities; and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $100,000,000, subject to any applicable limits prescribed by General Instruction I.B.6 of Form S-3. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates, and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any; and

•	voting or other rights, if any.

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A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities registered hereunder on a continuous or delayed basis to or through underwriters, dealers or agents, or directly to purchasers. The prospectus supplement, which we will provide to you each time we offer such securities registered hereunder, will set forth the names of any underwriters, dealers or agents involved in the sale of such securities, and any applicable fee, commission, or discount arrangements with them.

The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, including securities convertible into or exercisable for shares of common stock.

Preferred Stock

We may offer shares of our preferred stock, par value $0.0001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The debt securities may be issued under one or more documents called indentures, which are contracts between our Company and a trustee for the holders of the debt securities, or may be issued without the use of an indenture. If debt securities are issued without the use of an indenture, all the terms of such debt security shall be included in the form of such debt security. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures, if any, or the forms of such debt securities, as applicable, that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and/or forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

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Warrants

We may offer warrants for the purchase of shares of our common stock or preferred stock, or debt securities, from time to time. We may issue warrants independently or together with common stock, preferred stock, warrants, debt securities, subscription rights, or units, and the warrants may be attached to or separate from such securities. Our board of directors will determine the terms of the warrants.

The warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between our Company and a warrant trustee for the holders of the warrants. We may also choose to act as our own warrant trustee. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the warrant certificates and, if applicable, the warrant indentures, that contain the terms of the warrants. Specific warrant certificates and, if applicable, warrant indentures, will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Subscription Rights

We may offer subscription rights to purchase shares of our common stock or preferred stock, warrants, debt securities, or units. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights. In this prospectus, we have summarized certain general features of the subscription rights under “Description of Subscription Rights.” We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the subscription rights being offered. We may evidence each series of subscription rights by a separate rights agreement to be entered into between the Company and a bank or trust company, as rights agent. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any rights agreement that describe the terms of the series of subscription rights we are offering before the issuance of the related series of such subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants, debt securities, and/or subscription rights. In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered. We may evidence each series of units by unit certificates that we will issue under a separate unit agreement with a unit agent. We may also choose to act as our own unit agent. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any unit agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement relating to a particular offering of securities will contain a discussion of the risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

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FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, debt financing, clinical trial timing and plans, the achievement of clinical and commercial milestones, the advancement of our technologies and our product candidates, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our headquarters, 1305 E. Houston St., Building 1, Suite 311, San Antonio, Texas 78205, during normal business hours.

Information about us is also available at our website at https://valionbio.com/. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 14, 2026;

•	Our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed on February 9, 2026, February 23, 2026, March 4, 2026, March 11, 2026, March 13, 2026, March 20, 2026, April 23, 2026, May 4, 2026, June 3, 2026, June 18, 2026, August 6, 2026, August 17, 2026, August 20, 2026, August 27, 2026, September 1, 2026, September 23, 2026, October 1, 2026 and October 6, 2026;

•	The description of our common stock contained in our registration statement on Form 8-A (File No. 001-41052), filed with the SEC under Section 12(b) of the Exchange Act on November 10, 2021, including any amendments or reports filed for the purpose of updating such description, and Exhibit 4.4 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2022; and

•	Filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Valion Bio, Inc., Attn: President, Chief Operating Officer and Chief Financial Officer, 1305 E. Houston St., Building 1, Suite 311, San Antonio, Texas 78205, telephone number is (888) 276-6888. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research and development, increasing our working capital and acquisitions or investments in businesses, products or technologies that are complementary to our own. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through The Nasdaq Capital Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

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DESCRIPTION OF CAPITAL STOCK

Description of Capital Stock

The following description of our capital stock is a summary. The following description of our securities is not complete and may not contain all the information you should consider before investing in our securities. This description is summarized from, and qualified in its entirety by reference to, the complete text of our amended and restated certificate of incorporation, as amended (“Charter”), and amended and restated bylaws (“Bylaws”), as are each included as exhibits to the registration statement of which this prospectus forms a part and are incorporated by reference herein.

General

Our authorized capital stock consists of 210,000,000 shares, all with a $0.0001 par value of per share, of which:

•	200,000,000 shares are designated as common stock; and

•	10,000,000 shares are designated as preferred stock.

As of October 5, 2026, there were 1,947,783 shares of our common stock outstanding and held of record by 95 stockholders.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our Charter to alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of our common stock do not have cumulative voting rights. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of common stock. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect. Except as otherwise provided by our Charter, Bylaws, the rules or regulations of any stock exchange applicable to the Company, or applicable law or pursuant to any regulation applicable to the Company or its securities, all other matters presented to our stockholders at a duly called or convened meeting, at which a quorum is present, shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Dividends

Dividends may be declared and paid on shares of our common stock as and when determined by our board of directors, subject to any preferential dividend or other rights of any then outstanding preferred stock and to the requirements of applicable law. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to share equally, identically and ratably in any dividends that our board of directors may determine to issue from time to time.

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Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares, and there are no redemption or sinking funds provisions applicable to the common stock. The rights, preferences and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our Charter, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

As of October 5, 2026, there were 1,288 shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), issued and outstanding, 2,827 shares of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), issued and outstanding, and 9,215 shares of the Company’s Series C Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”), issued and outstanding.

Series A Preferred Stock

On February 10, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Non-Voting Convertible Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware, pursuant to which 6,000 shares of the Company’s authorized shares of preferred stock were designated as Series A Preferred Stock. A summary of the powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred Stock is set forth below.

Ranking - the Series A Preferred Stock ranks on parity with the Company’s common stock and junior to the Company’s Series B Preferred Stock and Series C Preferred Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

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Dividend Rights - to the extent that dividends are paid to holders of the Company’s common stock, holders of Series A Preferred Stock shall be entitled to participate in such dividends on an as-if-converted-to-common-stock basis, without regard to the Series A Beneficial Ownership Limitation (as defined below).

Voting Rights - except as otherwise provided by the Series A Certificate of Designation or required by law, the Series A Preferred Stock has no voting rights. Provided, however, that so long as any shares of Series A Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Preferred Certificate of Designation, amend or repeal any provision of, or add any provision to, the Company’s Charter or Bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, in each case if any such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Charter or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series A Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

Conversion - subject to the Series A Beneficial Ownership Limitation, each share of Series A Preferred Stock is convertible into approximately 24 shares of Company common stock (the “Series A Conversion Ratio”), as follows:

•	Automatic Conversion - effective as of 5:00 p.m. Eastern time on the third business day after the date that the Company’s stockholders approve the conversion of the Series A Preferred Stock into shares of common stock in accordance with the listing rules of The Nasdaq Stock Market (“Stockholder Approval”), each share of Series A Preferred Stock then outstanding shall automatically convert into a number of shares of common stock equal to the Series A Conversion Ratio, subject to the Series A Beneficial Ownership Limitation. The Company received Stockholder Approval at its 2025 Annual Meeting of Stockholders, held on June 30, 2025. As a result, on July 3, 2025, 88 shares of Series A Preferred Stock automatically converted into 2,060 shares of Company common stock.

•	Optional Conversion - subject to the Series A Beneficial Ownership Limitation and the automatic conversion (discussed above), each share of Series A Preferred Stock then outstanding shall be convertible, at any time and from time to time following 5:00 p.m. Eastern time on the third business day after the date that the Stockholder Approval is obtained by the Company, at the option of the holder thereof, into a number of shares of common stock equal to the Series A Conversion Ratio.

Beneficial Ownership Limitation - a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of the applicable beneficial ownership limitation (the “Series A Beneficial Ownership Limitation”). For purposes of the Series A Preferred Stock, the Series A Beneficial Ownership Limitation shall initially be set at 9.9% for each holder and its affiliates and may be adjusted at the discretion of the holder to a percentage between 4.9% and 19.9% (but not to exceed 19.9%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock pursuant to such conversion.

Redemption Rights - shares of Series A Preferred Stock are not redeemable.

Liquidation Rights - in the event of liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or involuntary, holders of Series A Preferred Stock shall rank on parity with common stockholders as to the distributions of assets.

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Series B Preferred Stock

On April 29, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series B Non-Voting Convertible Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Delaware in connection with a tranched financing. The Series B Certificate of Designation became effective upon filing and designates 8,400 shares of the Company’s preferred stock as Series B Preferred Stock.

Ranking - the Series B Preferred Stock ranks senior to the Company’s common stock and Series A Preferred Stock, and junior to the Company’s Series C Preferred Stock, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Dividend Rights - the holders of outstanding shares of Series B Preferred Stock shall be entitled to cumulative dividends at an annual rate of 10% of the Stated Value (as defined below) per share. Dividends shall accrue from the date of each such tranche closing, and for as long as any shares of Series B Preferred Stock remain issued and outstanding and are payable quarterly in arrears. At the Company’s option, dividends on the Series B Preferred Stock may be paid in (i) cash, (ii) by adding the amount of dividends payable on such date to the aggregate Stated Value of such holder’s shares of Series B Preferred Stock (“PIK Dividends”), or (iii) any combination of cash and PIK Dividends. The “Stated Value” shall mean $1,000 per share, subject to adjustment in the event of any stock dividend (including PIK Dividends), stock split, combination, recapitalization, or other similar event affecting such shares.

Voting Rights - except as otherwise provided by the Series B Certificate of Designation or required by law, the Series B Preferred Stock has no voting rights. Provided, however, that so long as any shares of Series B Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series B Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Series B Certificate of Designation, amend or repeal any provision of, or add any provision to, the Company’s Charter or Bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, in each case if any such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock, (ii) issue further shares of Series B Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

Conversion - subject to the Series B Beneficial Ownership Limitation, at any time, each holder of Series B Preferred Stock shall have the right, at such holder’s option, to convert any or all of the shares of Series B Preferred Stock held by such holder into fully paid and nonassessable shares of Company common stock. The number of shares of common stock issuable upon conversion of each share of Series B Preferred Stock shall be equal to the quotient obtained by dividing (i) the Stated Value of such share of Series B Preferred Stock plus all accrued and unpaid dividends thereon by (ii) the Series B Conversion Price in effect on the date of conversion. The conversion price (the “Series B Conversion Price”) in effect on any conversion date shall be equal to 90% of the lowest closing volume-weighted average price of the Company’s common stock on The Nasdaq Capital Market for the five trading days immediately preceding the date of the conversion notice delivered by the holder, subject to adjustment, provided, however, that in no event shall the Series B Conversion Price be lower than $32.35 per share (the “Floor Price”), subject to adjustment. On December 9, 2025, the Company agreed to take all necessary action to lower the applicable Floor Price to $9.75 per share, and, in connection therewith, the Company held a meeting of its stockholders to seek approval of a proposal to waive the 19.99% exchange cap in connection with such amendment, which such proposal was approved by the Company’s stockholders at its annual meeting on May 28, 2026.

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Beneficial Ownership Limitation - a holder of Series B Preferred Stock is prohibited from converting shares of Series B Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of the applicable beneficial ownership limitation (the “Series B Beneficial Ownership Limitation”). For purposes of the Series B Preferred Stock, the Series B Beneficial Ownership Limitation shall initially be set at 4.9% for each holder and its affiliates and may be adjusted at the discretion of the holder to a percentage between 4.9% and 19.9% (but not to exceed 19.9%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock pursuant to such conversion.

Redemption Rights - the Company may, at any time and in its sole discretion, request to redeem all or any portion of the outstanding shares of Series B Preferred Stock at a price equal to 115% of the Stated Value plus all accrued and unpaid dividends thereon by providing the holder at least ten days prior written notice, during which ten day period the holder thereof shall have the right to convert such holder’s shares of Series B Preferred Stock into shares of Company common stock. Upon the closing of any equity or equity linked financing by the Company after the issuance date, the holder shall have the right, but not the obligation, to require the Company to redeem, out of the proceeds of such financing, up to 25% of the aggregate amount of net proceeds raised in the financing, outstanding shares of Series B Preferred Stock at a per share price equal to the Stated Value, plus all accrued and unpaid dividends thereon, provided that such right shall expire five days after the holder receives notice from the Company of the consummation of a financing.

Liquidation Rights - in the event of the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets, funds, or proceeds available for distribution of the Company to the holders of common stock or any other class or series of capital stock ranking junior to the Series B Preferred Stock upon liquidation, by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value plus all accrued and unpaid dividends thereon or (ii) the amount that such holder would receive if such holder converted all of its shares of Series B Preferred Stock into common stock immediately prior to such liquidation, dissolution or winding up.

Series C Preferred Stock

On December 9, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series C Non-Voting Convertible Preferred Stock (the “Series C Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series C Certificate of Designation became effective upon filing and designates 75,000 shares of the Company’s preferred stock as Series C Preferred Stock.

Ranking - the Series C Preferred Stock ranks senior to the Company’s common stock, Series A Preferred Stock and Series B Preferred Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Dividend Rights - the holders of outstanding shares of Series C Preferred Stock shall be entitled to cumulative dividends at an annual rate of 6% of the Stated Value (as defined below) per share. Dividends shall accrue from the date of each such tranche closing, and for as long as any shares of Series C Preferred Stock remain issued and outstanding and are payable quarterly in arrears. At the Company’s option, dividends on the Series C Preferred Stock may be paid in (i) cash, (ii) by adding the amount of dividends payable on such date to the aggregate Stated Value of such holder’s shares of Series C Preferred Stock (“PIK Dividends”), or (iii) any combination of cash and PIK Dividends. The “Stated Value” shall mean $1,080 per share, subject to adjustment in the event of any stock dividend (including PIK Dividends), stock split, combination, recapitalization, or other similar event affecting such shares.

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Voting Rights - except as otherwise provided by the Series C Certificate of Designation or required by law, the Series C Preferred Stock has no voting rights. Provided, however, that so long as any shares of Series C Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series C Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Series C Certificate of Designation, amend or repeal any provision of, or add any provision to, the Company’s Charter or Bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, in each case if any such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock, (ii) issue further shares of Series C Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing.

Conversion - subject to the Series C Beneficial Ownership Limitation, at any time, each holder of Series C Preferred Stock shall have the right, at such holder’s option, to convert any or all of the shares of Series C Preferred Stock held by such holder into fully paid and nonassessable shares of Company common stock. The number of shares of common stock issuable upon conversion of each share of Series C Preferred Stock shall be equal to the quotient obtained by dividing (i) the Stated Value of such share of Series C Preferred Stock plus all accrued and unpaid dividends thereon by (ii) the Series C Conversion Price in effect on the date of conversion. The conversion price (the “Series C Conversion Price”) in effect on any conversion date shall be equal to 93% of the lowest closing volume-weighted average price of the Company’s common stock on The Nasdaq Capital Market for the five trading days immediately preceding the date of the conversion notice delivered by the holder, subject to adjustment, provided, however, that in no event shall the Series C Conversion Price be lower than $9.75 per share, subject to adjustment.

Beneficial Ownership Limitation - a holder of Series C Preferred Stock is prohibited from converting shares of Series C Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of the applicable beneficial ownership limitation (the “Series C Beneficial Ownership Limitation”). For purposes of the Series C Preferred Stock, the Series C Beneficial Ownership Limitation shall initially be set at 4.9% for each holder and its affiliates and may be adjusted at the discretion of the holder to a percentage between 4.9% and 19.9% (but not to exceed 19.9%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock pursuant to such conversion.

Redemption Rights - the Company may, at any time and in its sole discretion, request to redeem all or any portion of the outstanding shares of Series C Preferred Stock at a price equal to 115% of the Stated Value plus all accrued and unpaid dividends thereon by providing the holder at least ten days prior written notice, during which ten day period the holder thereof shall have the right to convert such holder’s shares of Series C Preferred Stock into shares of Company common stock. Upon the closing of any equity or equity linked financing by the Company after the issuance date, the holder shall have the right, but not the obligation, to require the Company to redeem, out of the proceeds of such financing, up to 36% of the aggregate amount of net proceeds raised in the financing, outstanding shares of Series C Preferred Stock at a per share price equal to the Stated Value, plus all accrued and unpaid dividends thereon, provided that such right shall expire five days after the holder receives notice from the Company of the consummation of a financing.

Liquidation Rights - in the event of the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets, funds, or proceeds available for distribution of the Company to the holders of common stock or any other class or series of capital stock ranking junior to the Series C Preferred Stock upon liquidation, by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value plus all accrued and unpaid dividends thereon or (ii) the amount that such holder would receive if such holder converted all of its shares of Series C Preferred Stock into common stock immediately prior to such liquidation, dissolution or winding up.

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Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws

Some provisions of Delaware law, our Charter and our Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Classified Board of Directors

Our board of directors is divided into three classes serving three-year terms, with one class being elected each year by a plurality of the votes cast by the stockholders entitled to vote on the election.

Removal of Directors

Our Bylaws provide that, subject to the rights of the holders of the shares of any series of preferred stock, no member of our board of directors may be removed from office by our stockholders except for cause.

Stockholders Not Entitled to Cumulative Voting

Our Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Board Vacancies

Our Bylaws generally provide that only our board of directors (and not the stockholders) may fill vacancies and newly created directorships.

While the foregoing provisions of our Charter, Bylaws and Delaware law may have an anti-takeover effect, these provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors, and to discourage certain types of transactions that may involve an actual or threatened change of control. In that regard, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

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Proposals of Business and Nominations

Our Bylaws generally regulate proposals of business and nominations for election of directors by stockholders. In general, Section 2.5 requires stockholders intending to submit proposals or nominations at a stockholders meeting to provide the Company with advance notice thereof, including information regarding the stockholder proposing the business or nomination as well as information regarding the proposed business or nominee. Sections 2.4 and 2.5 provide a time period during which business or nominations must be provided to the Company that will create a predictable window for the submission of such notices, eliminating the risk that the Company finds a meeting will be contested after printing its proxy materials for an uncontested election and providing the Company with a reasonable opportunity to respond to nominations and proposals by stockholders.

Blank Check Preferred Stock

Our board of directors has the right to issue preferred stock in one or more series and to determine the designations, rights, preferences of such preferred stock without stockholder approval.

Stockholder Meetings

Our Bylaws provide that a special meeting of stockholders may be called only by the chairman of our board of directors, chief executive officer or president, or by a resolution adopted by a majority of our board of directors, but such not by any other person or persons (including our stockholders).

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”) regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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Generally, a business combination includes a merger, asset, stock sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of Section 203 to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Choice of Forum

Our Charter and Bylaws provide that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Company to the Company or our stockholders, creditors or other constituents; (iii) any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our Charter or our Bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our Charter or Bylaws; or (v) any action asserting a claim against us that is governed by the internal affairs doctrine; provided that, the exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, or the Company consents in writing to the selection of an alternative forum, such action may be brought in another state or federal court sitting in the State of Delaware. Our Charter and Bylaws also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action against us or any of our directors, officers, employees or agents and arising under the Securities Act or Exchange Act. Nothing in our Charter and Bylaws preclude stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law. Our Charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our Charter is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Odyssey Transfer and Trust Company. The transfer agent’s address is 860 Blue Gentian Road, Suite 320, Eagan, MN 55121.

Trading Symbol and Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “VBIO.”

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities in one or more series under an indenture, to be entered into between us and a third party trustee, or may be issued without the use of an indenture. If such debt securities are issued with the use of an indenture, the indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of the indenture will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture and/or the terms of the debt securities, as applicable. If debt securities are issued without the use of an indenture, all the terms of such debt security shall be included in the form of such debt security. If debt securities are issued, whether pursuant to an indenture or without an indenture, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of debt securities and a description of how the general terms and provisions described below may apply to that series of debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any supplemental indenture describing the terms and conditions of debt securities we are offering before the issuance of such debt securities.

We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.

If we issue debt securities pursuant to an indenture, the following provisions shall apply unless otherwise specified in the applicable prospectus supplement with respect to such issuance of debt securities:

General

We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

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•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

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We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement may be subordinated in right of payment to certain of our outstanding senior indebtedness, including our credit facilities. In addition, we will seek the consent of the holders of any such senior indebtedness, if any, prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness, if any.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

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No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•	immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•	we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

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The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

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These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

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•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1.	to register the transfer or exchange of such debt securities;

2.	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3.	to compensate and indemnify the trustee; or

4.	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

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In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

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Regarding the Trustee

If debt securities are issued under an indenture, we will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures, if any, and the debt securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

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DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

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•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

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•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

36

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Snell & Wilmer L.L.P., San Diego, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

Rosenberg Rich Baker Berman, P.A., the Company’s independent registered public accounting firm, has audited the Company’s financial statements at December 31, 2025 and 2024, and for the years then ended, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern), which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on Rosenberg Rich Baker Berman P.A.’s report, given on the authority of such firm as experts in accounting and auditing.

37

The information in this prospectus is not complete and may be changed. We may not sell these securities until the U.S. Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 7, 2026

PROSPECTUS

Up to $5,000,000

Common Stock

We have entered into an At The Market Offering Agreement, or the sales agreement, with Rodman & Renshaw LLC, or Rodman & Renshaw, dated October 7, 2026, relating to the sale of shares of our common stock, par value $0.0001 per share, having an aggregate offering price of up to $5,000,000 from time to time through Rodman & Renshaw, acting as agent or principal.

Sales of our common stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Capital Market or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Rodman & Renshaw as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and Rodman & Renshaw agree on any method of distribution other than sales of shares of our common stock on or through The Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Under the sales agreement Rodman & Renshaw is not required to sell any specific number or dollar amount of securities, but Rodman & Renshaw will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Rodman & Renshaw will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold under the sales agreement. See “Plan of Distribution” beginning on page S-16 for additional information regarding the compensation to be paid to Rodman & Renshaw. In connection with the sale of the shares of common stock on our behalf, Rodman & Renshaw will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Rodman & Renshaw will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Rodman & Renshaw with respect to certain liabilities, including liabilities under the Securities Act.

As of October 7, 2026, the aggregate market value of our outstanding shares of common stock held by non-affiliates was approximately $15,085,817, which was calculated based on 1,946,557 shares of outstanding common stock held by non-affiliates, and a price per share of $7.75, the closing price of our common stock on August 11, 2026, which is the highest closing sale price of our common stock on The Nasdaq Capital Market within the prior 60 days of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. In the event that subsequent to the effective date of this registration statement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this registration statement.

Our common stock is traded on The Nasdaq Capital Market under the symbol “VBIO.” On October 5, 2026, the last reported sales price for our common stock on The Nasdaq Capital Market was $2.48 per share.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page S-6 of this prospectus, as well as the risk factors included in the applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus and the applicable prospectus supplement, before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Rodman & Renshaw LLC

The date of this prospectus is           , 2026.

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this prospectus, we may from time to time sell shares of our common stock having an aggregate offering price of up to $5,000,000 from time to time, through Rodman & Renshaw acting as our sales agent, at prices and on terms to be determined by market conditions at the time of the offering. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the specific terms of the common stock we are offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in such prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and Rodman & Renshaw has not, authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference into this prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We and Rodman & Renshaw take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Rodman & Renshaw is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference into this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you to in the section of this prospectus entitled “Incorporation of Information by Reference.”

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus, unless the context otherwise requires, the terms “Valion,” “Valion Bio,” the “Company,” “we,” “us,” and “our” refer to Valion Bio, Inc., a Delaware corporation.

Valion Bio, Inc., the Valion logo and other trademarks or service marks of Valion appearing in this prospectus are the property of Valion Bio, Inc. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

On August 31, 2026, the Company implemented a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-25. As a result of the reverse stock split, the total number of shares of common stock held by each stockholder of the Company were converted automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the reverse stock split divided by 25. No fractional shares were issued in connection with the reverse stock split, and any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share. Also, all options, warrants, preferred stock and other convertible securities of the Company outstanding immediately prior to the reverse stock split were adjusted in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities. There was no change to the par value, or authorized shares, of either the common stock or preferred stock, as a result of the reverse stock split. Unless otherwise indicated, all share and per share information in this prospectus is adjusted to reflect the effect of the reverse stock split. However, our annual report on Form 10-K for the year ended December 31, 2025, filed on March 30, 2026, and all other documents incorporated by reference into this prospectus that were filed prior to August 31, 2026, do not give effect to the reverse stock split.

S-1

PROSPECTUS SUMMARY

This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Business Overview

Valion Bio, Inc. (formerly known as Tivic Health Systems, Inc.) (the “Company,” “we,” “us,” “our,” “Valion,” or “Valion Bio”) is a late-stage biopharmaceutical company whose lead program is Entolimod. Entolimod is a recombinant Toll-like Receptor 5 (TLR5) agonist with an extensive preclinical and clinical data package supporting development as a medical countermeasure (MCM) for Acute Radiation Syndrome (ARS) and its subsyndromes, as well as for adjunct therapy for oncology indications, such as neutropenia.

During fiscal year 2025, Valion executed a deliberate and material strategic transformation: pivoting from a diversified bioelectronic medical device company to a focused biopharmaceutical company built around the TLR5 agonist franchise. In addition to securing worldwide exclusive license rights and options to Entolimod and its second-generation compound, Entolasta, in February 2025, Valion established Velocity Bioworks in December 2025 as a subsidiary contract development and manufacturing organization (CDMO) that is expected to support both Valion and select third-party customers. At the same time, Valion exited the consumer healthtech business and suspended its prescription bioelectronic product development efforts in order to focus resources fully on Entolimod development.

The Company is now focused on (1) advancing Entolimod and its next generation compound Entolasta through regulatory approval for acute radiation syndrome and into government procurement and (2) expanding Entolimod’s designations into oncology-related conditions, including neutropenia, thrombocytopenia and general and specific mucositis.

Strategic Acquisition and the Biologics Program

A cornerstone of this transition was the execution of an exclusive worldwide licensing agreement with Statera Biopharma, Inc. This agreement added Entolimod™, a late-stage TLR5 agonist, to our clinical pipeline. We further expanded this portfolio by exercising our option for an exclusive license to the neutropenia indication for both Entolimod and our second-generation, immune-optimized candidate, Entolasta.

These assets represent a high-value investment opportunity, having been the subject of over 40 clinical and preclinical trials supported by $140 million in prior capital, including $35.6 million in non-dilutive funding from the Department of Defense (DoD), DTRA, NASA, and the NIH. The FDA has recognized the clinical importance of Entolimod by granting it Fast Track and Orphan Drug designations for the prevention and treatment of ARS.

Regulatory Pathway and Clinical Objectives

Our immediate operational priority is the validation of the manufacturing process required for the submission of a Biologics License Application (“BLA”) to the FDA. While the BLA is our primary domestic objective, we are also exploring opportunities for the emergency use of Entolimod in select international markets prior to formal U.S. commercialization.

S-2

Beyond ARS, we are leveraging our active IND application to initiate Phase 2 clinical studies targeting neutropenia and other oncology-related indications. Entolimod’s mechanism of action—activating the NF-κB pathway upstream of G-CSF—offers distinct therapeutic advantages. Clinical data (Krivokrysenko, et al., PLOS One, 2015) demonstrates that Entolimod not only stimulates hematopoiesis but also reduces apoptosis and accelerates tissue regeneration in the gastrointestinal tract. We believe these anti-apoptotic and prophylactic properties position our TLR5 agonists as compelling alternatives or adjunctive therapies to currently marketed G-CSF treatments.

Launch of Velocity Bioworks (CDMO)

In December 2025, the Company launched Velocity Bioworks, Inc., a wholly owned subsidiary operating as a CDMO. Velocity serves a dual strategic purpose: it de-risks our Entolimod commercialization plan by providing internal control over the manufacturing and validation timeline, and it creates a new vertical revenue opportunity by offering specialized services to external partners.

Velocity offers biomanufacturing development work, analytic support, and CGMP manufacturing capability. While we are in the early stages of market entry, this integrated model is designed to drive operational efficiencies and provide a path toward diversified profitability.

Reverse Stock Split

On August 31, 2026, the Company implemented a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-25. As a result of the reverse stock split, the total number of shares of common stock held by each stockholder of the Company were converted automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the reverse stock split divided by 25. No fractional shares were issued in connection with the reverse stock split, and any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share. Also, all options, warrants, preferred stock and other convertible securities of the Company outstanding immediately prior to the reverse stock split were adjusted in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities. There was no change to the par value, or authorized shares, of either the common stock or preferred stock, as a result of the reverse stock split. Unless otherwise indicated, all share and per share information in this prospectus is adjusted to reflect the effect of the reverse stock split. However, our annual report on Form 10-K for the year ended December 31, 2025, filed on March 30, 2026, and all other documents incorporated by reference into this prospectus that were filed prior to August 31, 2026, do not give effect to the reverse stock split.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. As a result:

•	we are required to have only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operation in this prospectus;

•	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and financial statements (i.e., an auditor discussion and analysis) compliance with new or revised accounting standards until they are made applicable to private companies;

•	we are not required to engage an auditor to provide an attestation to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation; and

•	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say on pay,” “say on frequency” and “say on golden parachute arrangements.”

S-3

We may take advantage of these reduced reporting and other requirements until the earlier of (i) the last day of the first fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act; (ii) the last day of the first fiscal year in which we have total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and the registration statement of which this prospectus is a part, and we may elect to take advantage of other reduced reporting requirements in the future. As a result, the information that we provide to our stockholders may be different than, and not comparable to, information presented by other public reporting companies.

We are also a “smaller reporting company” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. We may be a smaller reporting company even after we are no longer an emerging growth company.

Corporate Information

The Company was incorporated in California in September 2016 and reincorporated as a Delaware corporation in June 2021. Our principal executive offices are located at 1305 E. Houston St., Building 1, Suite 311, San Antonio, Texas 78205. Our telephone number is (888) 276-6888. Our website address is https://valionbio.com/. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

Where You Can Find More Information

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

S-4

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $5,000,000.

Common stock to be outstanding after the offering(1)	Up to 3,963,912 shares, assuming a sales price of $2.48 per share, which was the closing price of our common stock on The Nasdaq Capital Market on October 5, 2026. The actual number of shares issued will vary depending on the sales price at which shares may be sold from time to time during this offering.

Manner of offering	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time on The Nasdaq Capital Market, the existing trading market for our common stock, through Rodman & Renshaw, as agent or principal. See section titled “Plan of Distribution” on page S-16 of this prospectus.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include operating expenses, research and development, and pending and future acquisitions. Please see “Use of Proceeds” on page S-13.

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-6 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to invest in our common stock.

Nasdaq Capital Market Symbol	VBIO.

(1)

Based on 1,947,783 shares of common stock outstanding as of October 5, 2026, and excludes the following securities as of that date:

•     11,239 shares of common stock issuable upon exercise of outstanding options to purchase shares of common stock outstanding, with a weighted-average exercise price of approximately $288.66 per share;

•     1,429,591 shares of common stock issuable upon exercise of outstanding warrants to purchase shares of common stock, with a weighted-average exercise price of approximately $20.54 per share;

•     171 shares of common stock issuable upon settlement of outstanding restricted stock units;

•     30,303 shares of common stock issuable upon conversion of outstanding shares of our Series A Non-Voting Convertible Preferred Stock;

•     3,646,667 shares of common stock issuable upon conversion of outstanding shares of our Series B Non-Voting Convertible Preferred Stock;

•     4,828,540 shares of common stock issuable upon conversion of outstanding shares of our Series C Non-Voting Convertible Preferred Stock; and

•     64,571 shares of common stock reserved for future issuance under our amended and restated 2021 Equity Incentive Plan (the “A&R 2021 Plan”).

S-5

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as those described under “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors included in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K following the most recent Annual Report on Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, before deciding whether to invest in our securities. The occurrence of any of the events or developments described below and in our filings with the SEC could harm our business, financial condition, operating results, and/or growth prospects.

The risks described below and in our filings with the SEC are not the only ones facing us. Our business is also subject to the risks that affect many other companies, such as competition, labor relations, general economic conditions, inflation, supply chain constraints, geopolitical changes, and international operations. We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. Additional risks not currently known to us or that we currently believe are immaterial also may impair our business operations and our liquidity. The risks described below and in our filings with the SEC could cause our actual results to differ materially from those contained in the forward-looking statements we have made in this prospectus, the information incorporated herein by reference, and those forward-looking statements we may make from time to time. You should understand that it is not possible to predict or identify all such factors. This prospectus is qualified in its entirety by these risk factors.

Risks Related to the Company

There is substantial doubt regarding our ability to continue as a going concern. Following this offering, we will still need to raise substantial additional funding, which may not be available on acceptable terms, if at all, to be able to continue as a going concern and advance our business plan.

There is substantial doubt regarding our ability to continue as a going concern. Our existence in our current form is dependent upon our ability to obtain additional capital. Our cash and cash equivalents following this offering will not be sufficient to fund our long-term operations. Raising funds in the current economic environment is challenging and financing may not be available in sufficient amounts or on acceptable terms, if at all. The issuance of additional securities, whether equity or debt, or the possibility of such issuance, may cause the market price of our common stock to decline. The sale of additional equity or debt securities may dilute the ownership of existing stockholders.

If we are unable to raise adequate funds, we may have to delay, reduce the scope of or eliminate some or all of our business plan expenditures, and the failure to procure such required financing could have a material and adverse effect on our business, liquidity, financial condition and results of operations as well as our ability to continue as a going concern. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. The inclusion of the going concern explanatory paragraph by our auditors, our lack of cash resources and our potential inability to continue as a going concern may materially adversely affect our business, share price, and our ability to raise new capital or to enter into critical contractual relations with third parties due to concerns about our ability to meet our contractual obligations.

S-6

Following this offering, we will need to obtain additional financing to continue as a going concern and to continue our ongoing development and proposed operations.

Following this offering, we will still require significant additional funds in the future through equity or debt financings, government funding or grants, private capital, royalty agreements, customer payments, or other strategic alliances with third parties, either alone or in combination, to fund our business plan and to complete our initiatives. Our business plan has required and will continue to require substantial capital expenditures. We will require financing to fund our research and development, and initial commercial production activities, including the legal, operational set-up, general and administrative, marketing, employee salaries and other related expenses.

Obtaining additional funding will be subject to various additional factors, including investor acceptance of our business plan, the status of our development program and ongoing results from our biopharmaceutical efforts. If we are not able to secure adequate additional funding when needed, we will need to re-evaluate our operating plan and may be forced to make significant reductions in spending, extend payment terms with suppliers, liquidate assets where possible, limit, suspend or curtail planned development programs and cease operations entirely. Having insufficient funds may also require us to relinquish rights to assets and technology that we would otherwise prefer to develop ourselves, or on less favorable terms than we would otherwise choose. The foregoing actions and circumstances could materially adversely impact our business, liquidity, results of operations and future prospects.

Any such required financing may not be available in amounts or on terms acceptable to us or at all, and the failure to procure such required financing could have a material and adverse effect on our business, financial condition and results of operations.

Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. Any additional equity financing will dilute stockholdings, and debt financing, if available, may involve restrictions on financing and operating activities. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on such debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted. Any sale of securities will also need to comply with the applicable rules of the stock exchanges on which our securities are listed or quoted for trading. Further, strategic collaboration or royalty agreements may provide us with non-dilutive or minimally dilutive financing but adversely impact our future results of operations or capital resources. Following this offering, there is no guarantee that we will be able to secure any additional funding or be able to secure funding which will provide us with sufficient funds to meet our objectives, which may adversely affect our business and financial position.

We cannot assure you that the market price of our common stock will remain high enough for the reverse stock split to have the intended effect of complying with Nasdaq’s minimum bid price requirement.

On August 31, 2026, we implemented a reverse stock split of our issued and outstanding shares of common stock at a ratio of 1-for-25 in order to achieve a sufficient increase in our stock price to enable us to continue to qualify for listing on The Nasdaq Capital Market and to satisfy Nasdaq’s minimum bid price requirement. There can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with Nasdaq’s requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence thereof. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and thus jeopardize our ability to meet or maintain Nasdaq’s minimum bid price requirement and overall continued listing on The Nasdaq Capital Market.

S-7

Risks Related to this Offering

We have broad discretion as to the use of proceeds from this offering and may not use the proceeds effectively.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include operating expenses, research and development, and pending and future acquisitions. We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue shares of common stock from time to time in connection with this offering. The issuance from time to time of these new shares of common stock, or our ability to issue new shares of common stock in this offering, could result in resales of our shares of common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

Purchasers in this offering will likely experience immediate and substantial dilution in the book value of their investment.

The shares of common stock sold in this offering, if any, will be sold from time to time at various prices. However, the actual offering price per share of common stock may be substantially higher than the as adjusted net tangible book value (deficit) per share of common stock. Therefore, if you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value (deficit) per share of common stock. Assuming that the sale of an aggregate amount of $5,000,000 of shares of our common stock in this offering at an assumed offering price of $2.48 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on October 5, 2026, after deducting sales commissions and estimated offering expenses payable by us, based on our net tangible book value (deficit) as of June 30, 2026, if you purchase shares of common stock in this offering you will suffer substantial and immediate dilution of $5.88 per share in the net tangible book value (deficit) of the share of common stock, representing the difference between our as adjusted net tangible book value (deficit) per share as of June 30, 2026, after giving effect to this offering and the assumed offering price. To the extent that warrants and options are exercised, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock is converted and shares held in abeyance are issued, there may be further dilution to new investors. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional equity securities at prices that may not be the same as the price per share of common stock in this offering. We may sell shares of common stock or other equity securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing common stock or other securities in the future could have rights superior to existing shareholders. The price per share of common stock at which we sell additional shares of common stock, or convertible securities or other equity securities, in future transactions may be higher or lower than the price per share paid by investors in this offering.

S-8

Future sales of our common stock in the public market could cause the market price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock.

As of October 5, 2026, we had outstanding a total of 1,947,783 shares of common stock. All of our outstanding shares as of such date were eligible for sale in the public market, other than shares and options held by directors, executive officers, and other affiliates that are subject to volume limitations under Rule 144 of the Securities Act, and various vesting agreements.

Future sales also could cause the trading price of our common stock to decline and make it more difficult for investors to sell shares of our common stock.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver sales notices to Rodman & Renshaw at any time throughout the term of the sales agreement. The number of shares that are sold by Rodman & Renshaw after delivering a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Rodman & Renshaw. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

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FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, debt financing, clinical trial timing and plans, the achievement of clinical and commercial milestones, the advancement of our technologies and our product candidates, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our headquarters, 1305 E. Houston St., Building 1, Suite 311, San Antonio, Texas 78205, during normal business hours.

Information about us is also available at our website at https://valionbio.com/. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 14, 2026;

•	Our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed on February 9, 2026, February 23, 2026, March 4, 2026, March 11, 2026, March 13, 2026, March 20, 2026, April 23, 2026, May 4, 2026, June 3, 2026, June 18, 2026, August 6, 2026, August 17, 2026, August 20, 2026, August 27, 2026, September 1, 2026, September 23, 2026, October 1, 2026 and October 6, 2026;

•	The description of our common stock contained in our registration statement on Form 8-A (File No. 001-41052), filed with the SEC under Section 12(b) of the Exchange Act on November 10, 2021, including any amendments or reports filed for the purpose of updating such description, and Exhibit 4.4 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2022; and

•	Filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Valion Bio, Inc., Attn: President, Chief Operating Officer and Chief Financial Officer, 1305 E. Houston St., Building 1, Suite 311, San Antonio, Texas 78205, telephone number is (888) 276-6888. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

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USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $5,000,000 from time to time, before deducting sales agent commissions and estimated offering expenses payable by us. The amount of proceeds from this offering, if any, will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Rodman & Renshaw.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include operating expenses, research and development, and pending and future acquisitions. We do not expect such intended uses to change in the event that we do not sell all of the securities offered under this prospectus. We have not determined the amount of net proceeds to be used specifically for any of such purposes.

Our expected use of net proceeds from this offering are based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, we cannot predict with any certainty our use of the net proceeds from this offering or the amounts that we will actually spend on each area of use set forth above. Our management will retain broad discretion over the allocation of the net proceeds from this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described above. Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

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Dilution

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value (deficit) per share of common stock immediately after this offering. The net tangible book value (deficit) of our common stock as of June 30, 2026, was approximately $(11,920,000), or approximately $(71.77) per share of common stock based on 166,077 shares of common stock outstanding on that date. “Net tangible book value” (deficit) is total assets minus the sum of liabilities, intangible assets and temporary equity. “Net tangible book value (deficit) per share” is net tangible book value (deficit) divided by the total number of shares outstanding.

After giving effect to the sale of our common stock in the aggregate amount of $5,000,000 in this offering at an assumed offering price of $2.48 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on October 5, 2026, and after deducting the sales commissions and estimated offering expenses payable by us, our net tangible book value (deficit) as of June 30, 2026, would have been approximately $(7,413,700), or approximately $(3.40) per share of our common stock. This represents an immediate increase in net tangible book value (deficit) of $68.37 per share to our existing stockholders and an immediate dilution of approximately $5.88 per share to new investors participating in this offering, as illustrated by the following table:

Assumed offering price per share of common stock		$2.48

Net tangible book value (deficit) per share of common stock as of June 30, 2026	$(71.77)

Increase in as adjusted net tangible book value (deficit) per share of common stock attributable to the offering	$68.37

As adjusted net tangible book value (deficit) per share of common stock as of June 30, 2026 after giving effect to this offering		$(3.40)

Dilution in net tangible book value per share (deficit) of common stock to new investors in the offering		$5.88

The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time common stock is sold pursuant to this prospectus. The as adjusted information assumes that all of our common stock in the aggregate amount of $5,000,000 is sold at the assumed offering price of $2.48 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on October 5, 2026. The shares sold in this offering, if any, will be sold from time to time at various prices.

The discussion and table above are based on 166,077 shares of common stock outstanding as of June 30, 2026, and excludes the following potentially dilutive securities as of that date:

•	14,240 shares of common stock issuable upon exercise of outstanding options to purchase shares of common stock outstanding, with a weighted-average exercise price of approximately $153.25 per share;
•	346,783 shares of common stock issuable upon exercise of outstanding warrants to purchase shares of common stock, with a weighted-average exercise price of approximately $73.23 per share;
•	1,140 shares of common stock issuable upon settlement of outstanding restricted stock units;
•	10,928 shares of common stock issuable upon conversion of outstanding shares of our Series A Non-Voting Convertible Preferred Stock;
•	184,911 shares of common stock issuable upon conversion of outstanding shares of our Series B Non-Voting Convertible Preferred Stock;
•	1,076,168 shares of common stock issuable upon conversion of outstanding shares of our Series C Non-Voting Convertible Preferred Stock; and
•	110,971 shares of common stock reserved for future issuance under the A&R 2021 Plan.

To the extent that warrants and options are exercised, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock is converted and shares held in abeyance are issued, there may be further dilution to new investors.

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DIVIDENDS

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the board of directors deems relevant.

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PLAN OF DISTRIBUTION

We entered into the sales agreement with Rodman & Renshaw, pursuant to which such agreement and this prospectus and the accompanying base prospectus, we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $5,000,000 through Rodman & Renshaw as our sales agent. Sales of the common stock, if any, will be made (i) in privately negotiated transactions with our consent, (ii) in block transactions, or (iii) by any other method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The Nasdaq Capital Market, the trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange.

If we and Rodman & Renshaw agree on any method of distribution other than sales of shares of our common stock into The Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Rodman & Renshaw will offer our common stock at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and Rodman & Renshaw. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, Rodman & Renshaw will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the shares of common stock requested to be sold by us. We or Rodman & Renshaw may suspend the offering of the common stock being made through Rodman & Renshaw under the sales agreement upon proper notice to the other party and pursuant to the terms of the sales agreement.

Settlement for sales of common stock will occur on the first business day or such shorter settlement cycle as may be in effect under the Exchange Act from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Rodman & Renshaw in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Rodman & Renshaw may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Rodman & Renshaw a cash commission equal to up to 3.0% of the gross sales price per share of common stock issued by us and sold by Rodman & Renshaw under the sales agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, sales commissions and net proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the sales agreement, we have agreed to pay Rodman & Renshaw a fee not to exceed $50,000 for the reasonable fees and expenses of its legal counsel (excluding any periodic due diligence fees) incurred in connection with entering into the transactions contemplated by the sales agreement. Additionally, pursuant to the terms of the sales agreement, we have also agreed to reimburse Rodman & Renshaw (i) $2,500 per due diligence update session conducted in connection with each such date we file our Annual Report on Form 10-K and (ii) $2,500 per due diligence update session in connection with each such date we file our Quarterly Reports on Form 10-Q. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Rodman & Renshaw under the sales agreement, will be approximately $353,000, assuming we sell the entire amount offered pursuant to this prospectus and the accompanying base prospectus. We will disclose in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of shares of our common stock sold through Rodman & Renshaw under the sales agreement, the net proceeds to us and the compensation paid by us with respect to sales under the sales agreement during the relevant quarter.

In connection with the sales of common stock on our behalf, Rodman & Renshaw will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Rodman & Renshaw will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Rodman & Renshaw against certain liabilities, including liabilities under the Securities Act.

S-16

The offering of our shares of common stock pursuant to this prospectus will terminate upon the earlier of (a) the sale of the shares pursuant to this prospectus and the accompanying base prospectus having and aggregate sales price of $5,000,000, or (b) termination of the sales agreement as permitted therein.

To the extent required by Regulation M, Rodman & Renshaw will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus.

From time to time, Rodman & Renshaw and its affiliates may provide in the future various advisory, investment and commercial banking and other services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In addition, in the ordinary course of its various business activities, Rodman & Renshaw and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Rodman & Renshaw or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Except as disclosed in this prospectus, we have no present arrangements with Rodman & Renshaw for any further services.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

This prospectus and accompanying base prospectus in electronic format may be made available on a website maintained by Rodman & Renshaw and Rodman & Renshaw may distribute this prospectus electronically.

The transfer agent and registrar for our common stock is Odyssey Transfer and Trust Company. The transfer agent’s address is 860 Blue Gentian Road, Suite 320, Eagan, MN 55121.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Snell & Wilmer L.L.P., San Diego, California. Sheppard, Mullin, Richter & Hampton LLP, Chicago, Illinois, is acting as counsel for Rodman & Renshaw in connection with this offering.

EXPERTS

Rosenberg Rich Baker Berman, P.A., the Company’s independent registered public accounting firm, has audited the Company’s financial statements at December 31, 2025 and 2024, and for the years then ended, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern), which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on Rosenberg Rich Baker Berman P.A.’s report, given on the authority of such firm as experts in accounting and auditing.

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Up to $5,000,000

COMMON STOCK

PROSPECTUS

Rodman & Renshaw LLC

The date of this prospectus is                , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$8,700
FINRA fee	$1,250
Printing and engraving	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees and expenses	*
Trustee fees and expenses	*
Miscellaneous expenses	*
Total	$9,950

*	These fees are calculated based on the type of securities offered and the number of issuances and accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation, as amended (our “Charter”), and amended and restated bylaws (our “Bylaws”) that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of laws;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our Charter authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

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As permitted by Section 145 of the Delaware General Corporation Law, our Bylaws will provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our Bylaws are not exclusive.

Our Charter provides that we will indemnify each person who was or is a party, or is or was threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Charter provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

The above discussion of our Charter, Bylaws and Delaware law is not intended to be exhaustive and is respectively qualified in its entirety by such Charter, Bylaws and applicable Delaware law.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain standard policies of insurance that provide coverage for certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

To the extent that our directors and officers are indemnified under the provisions contained in our Charter, Bylaws, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

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Item 16. Exhibits

EXHIBIT INDEX

			Incorporated by Reference
Number	Exhibit Description	Form	Filing Date	Exhibit	Filed Herewith

1.1*	Form of Underwriting Agreement

1.2	At The Market Offering Agreement, dated October 7, 2026, by and between Valion Bio, Inc. and Rodman & Renshaw LLC				X

3.1	Amended and Restated Certificate of Incorporation, dated November 12, 2021	8-K	11/15/2021	3.1

3.2	Amended and Restated Bylaws, dated November 12, 2021	8-K	11/15/2021	3.2

3.3	Certificate of Amendment to the Amended and Restated Bylaws of the Company, dated July 5, 2023	8-K	7/6/2023	3.1

3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, filed August 21, 2023 (effective August 23, 2023)	8-K	8/22/2023	3.1

3.5	Certificate of Designation of Series A Non-Voting Convertible Preferred Stock of the Company, dated February 10, 2025, as corrected	10-Q	5/15/2025	3.1

3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, filed March 4, 2025 (effective March 7, 2025)	8-K	3/5/2025	3.1

3.7	Certificate of Designation of Series B Non-Voting Convertible Preferred Stock of the Company, dated April 29, 2025	8-K	5/2/2025	3.1

3.8	Certificate of Designation of Series C Non-Voting Convertible Preferred Stock of the Company, dated December 9, 2025	8-K	12/11/2025	3.1

3.9	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, filed April 22, 2026 (effective April 28, 2026)	8-K	4/23/2026	3.1

3.10	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Valion Bio, Inc., filed August 26, 2026 (effective August 31, 2026)	8-K	8/27/2026	3.1

4.1	Specimen Stock Certificate				X

4.2	Form of Indenture				X

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4.3*	Form of Senior Debt Security

4.4*	Form of Subordinate Debt Security

4.5*	Form of Warrant Indenture

4.6*	Form of Warrant Certificate

4.7*	Form of Subscription Rights Agreement

4.8*	Form of Unit Agreement

5.1	Opinion of Snell & Wilmer L.L.P.	X

23.1	Consent of Independent Registered Public Accounting Firm	X

23.2	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page hereto)	X

25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended

107	Filing Fee Table	X

*	To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17. Undertakings

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on October 7, 2026.

VALION BIO, INC.

By:	/s/ Dean Zikria
Name: Dean Zikria Title: Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dean Zikria as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this registration statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this registration statement) and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dean Zikria	Interim Chief Executive Officer	October 7, 2026
Dean Zikria	(Principal Executive Officer) and Director

/s/ Lisa Wolf Lisa Wolf	President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	October 7, 2026

/s/ Thomas Jensen Thomas Jensen	Chair of the Board of Directors	October 7, 2026

/s/ Christina Valauri Christina Valauri	Director	October 7, 2026

/s/ Jared Malbin Jared Malbin	Director	October 7, 2026

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